UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2024

Janus International Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40456	86-1476200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

135 Janus International Blvd., Temple, GA 30179

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (866) 562-2580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	JBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting (as defined below), the shareholders of Janus International Group, Inc. (the “Company”) approved the adoption of a Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. On June 24, 2024, the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware. The Second Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 24, 2024, the Company held its annual meeting of shareholders (the “Annual Meeting”) virtually via live webcast. Only shareholders of record at the close of business on May 1, 2024, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 145,978,142 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. Present at the meeting in person or by proxy were holders of 126,023,985 shares of the Company’s common stock, which represented approximately 86.33% of the voting power of all shares of common stock as of the record date and constituted a quorum for the transaction of business at the Annual Meeting.

The shareholders of the Company voted on the following proposals at the Annual Meeting:

1.	To elect three nominees (Tony Byerly, Roger Fradin, and Joseph F. Hanna) to serve as Class III directors until the 2027 annual meeting of shareholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2024;

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Annual Meeting;

4.	To vote, on a non-binding, advisory basis, on the frequency of the advisory vote on the compensation of the Company’s named executive officers; and

5.	To approve an amendment and restatement of the Company’s certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation.

The voting results for each proposal were as follows:

Proposal 1 — Election of Class III Directors:

	For	Against	Abstain	Broker Non-Votes
Tony Byerly	111,685,815	3,613,343	209,235	10,515,592
Roger Fradin	60,104,779	55,194,379	209,235	10,515,592
Joseph F. Hanna	112,613,265	2,685,893	209,235	10,515,592

Based on the votes set forth above, each director nominee was duly elected to serve as a Class III director until the 2027 annual meeting of shareholders and until each of their respective successors is duly elected and qualified.

Following the Annual Meeting, in addition to the Class III directors, David Doll, Xavier A. Gutierrez, Heather Harding, Ramey Jackson, Thomas A. Szlosek, and Eileen M. Youds will also continue in their terms as directors.

Proposal 2 — Ratification of KPMG LLP as the Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
125,873,660	121,818	28,507	—

Based on the votes set forth above, the shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024.

Proposal 3 — Compensation of Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
112,605,152	2,875,323	27,918	10,515,592

Based on the votes set forth above, the shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Annual Meeting.

Proposal 4 — Frequency of Vote on Compensation of Named Executive Officers:

Once Every Year	Every Two Years	Every Three Years	Abstain
113,462,897	1,616	2,011,566	32,314

Based on the votes set forth above, the shareholders approved, on a non-binding, advisory basis, of “once every year” for the frequency of future advisory votes on the compensation of the Company’s named executive officers.

In light of the outcome of the shareholder vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, the Company’s board of directors has determined to hold the advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of such votes. Accordingly, the next shareholder advisory vote on executive compensation is expected to be held at the Company’s 2025 annual meeting of shareholders. The next advisory vote on the frequency of future advisory votes on executive compensation is required to occur no later than the Company’s 2030 annual meeting of shareholders.

Proposal 5 — Amendment and Restatement of the Company’s Certificate of Incorporation:

For	Against	Abstain	Broker Non-Votes
95,856,241	19,625,991	26,161	10,515,592

Based on the votes set forth above, the shareholders approved an amendment and restatement of the Company’s certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation.

Item 9.01.	Financial Statement and Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Janus International Group, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2024

JANUS INTERNATIONAL GROUP, INC.

By:	/s/ Ramey Jackson
Name:	Ramey Jackson
Title:	Chief Executive Officer